EXHIBIT 10.1
OPTIONAL ADVANCE DEMAND NOTE
FIRST NIAGARA BANK

Buffalo, New York	June 15, 2007
1. DEFINITIONS. For purposes of this Note:
a. “Borrower” means MINRAD INC., a Delaware corporation having an office at 50 Cobham Drive, Orchard Park, New York 14127.
b. “Breakage Costs” means all resulting loss or expense incurred by Lender, including, without limitation, any loss or expense incurred in obtaining, liquidating or reemploying deposits from third parties. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by Lender and submitted by Lender to Borrower, shall be conclusive and binding for all purposes absent manifest error in computation.
c. “Business Day” means any day of the year of which banking institutions in Lockport, New York are not authorized or required by law or other governmental action to be closed in New York State and, to the extent the LIBOR Rate is applicable, on which dealings are carried out in the London interbank market.
d. “Collateral” means any collateral, subordination, guaranty, endorsement or other security or assurance of payment, whether now existing or hereafter arising or accruing, that now or hereafter secures the payment of or is otherwise applicable to the Outstanding Principal Account or any interest or other amount payable pursuant to this Note and remaining unpaid.
e. “Credit” means a line of credit made available by Lender to Borrower in the maximum principal amount equal to the Limiting Principal Amount.
f. “Demand” means any demand by Lender for the payment of the Outstanding Principal Amount.
g. “Interest Period” means the thirty (30), sixty (60) or ninety (90) day period selected by Borrower for which the LIBOR Rate is in effect for a LIBOR Loan.
h. “Lender” means FIRST NIAGARA BANK, a federally chartered financial institution having its chief executive office at 6950 South Transit Road, P.O. Box 514, Lockport, New York 14095-0514.
i. “Letter of Credit” means, individually, and “Letters of Credit” means, collectively, letters of credit issued, from time to time by Lender, pursuant to the Letter of Credit Limit.

j. “Letter of Credit Limit” means TWO HUNDRED FIFTY THOUSAND AND 00/100 ($250,000.00).
k. “LIBOR Interest Determination Date” means a Business Day that is three (3) Business Days prior to the commencement of each Interest Period.
l. “LIBOR Loan” means any portion of this Note bearing interest, from time to time, based upon the LIBOR Rate plus the LIBOR Margin.
m. “LIBOR Margin” means three percent (3.0%).
n. “LIBOR Rate” means the rate of interest per annum determined by Lender applicable to any Interest Period, equal to the average rate per annum which the offices of various leading banks located in London, England offer for deposits in U.S. Dollars in the London Interbank Eurodollar Market at approximately 11:00 a.m. (London time) on a LIBOR Interest Determination Date in an amount equal to the amount or the applicable advance or LIBOR Loan on the applicable LIBOR Interest Determination Date.
o. “Limiting Principal Amount” means FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00), inclusive of the aggregate stated amount of all issued and outstanding Letters of Credit.
p. “Loan” means any loan by Lender pursuant to the Credit, to include but not be limited to request for issuance of a Letter of Credit.
q. “Loan Request” means any oral (including, but not limited to, telephonic), written or other (including, but not limited to, facsimile) request for a Loan.
r. “Outstanding Principal Amount” means the outstanding principal amount of this Note.
s. “Prime Rate” means, for any day, the rate then in effect on such day and designated by Lender as its prime rate of interest.
t. “Prime Loan” means any portion of this Note bearing interest from time to time based upon the Prime Rate.
u. “Rate Election Notice” means a written notice in the form attached as Schedule A, fully completed and signed on behalf of Borrower.
v. “Rate Option” means, so long as such option is available to Borrower, the choice of interest rates in accordance with Section 3. a. (ii) of this Note.
w. “Reserve Percentage” means that percentage which is specified three (3) Business Days before the first day of the month by the Board of Governors of the Federal Reserve System (or any successor) or any other governmental or quasi-governmental authority with jurisdiction over Lender for determining the maximum reserve requirement (including, but not limited to, any basic, supplemental, marginal, or emergency reserve requirement) for Lender with respect to liabilities or assets constituting or including (among other liabilities) “Eurocurrency liabilities”

(as defined in Regulation D of the Board of Governors of the Federal Reserve System) applicable hereto.
2. PAYMENT; PREPAYMENT. For value received, Borrower promises to pay to the order of Lender in lawful money of the United States and immediately available funds at any of the banking offices of Lender:
a. Upon Demand by Lender, the Outstanding Principal Amount.
b. Payments of interest only, to be due and payable on the first day of each month, calculated on the basis of a 360-day year for the actual number of days each year (365 or 366, as applicable), on the Outstanding Principal Amount from and including the date of this Note to but not including the date the Outstanding Principal Amount is paid in full at a rate per year that:
     (i) on each day before any Demand, shall be the rate in effect such day equal to (x) for Prime Loans, the Prime Rate, or (y) for LIBOR Loans, the LIBOR Rate plus the LIBOR Margin,
     (ii) on each day after any Demand, shall be the total of (x) two percent (2%) and (y) the rate in effect such date as the Prime Rate (provided, however, that (I) in no event shall such interest be payable at a rate in excess of the maximum rate permitted by applicable law and (II) solely to the extent necessary to result in such interest not being payable at a rate in excess of such maximum rate, any amount that would be treated as part of such interest under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by Lender, shall be refunded to Borrower, it being the intention of Lender and Borrower that such interest not be payable at a rate in excess of such maximum rate), and
     (iii) if the Prime Rate or LIBOR Rate becomes unavailable, shall be the rate of another index that is selected by Lender in its sole discretion and has a historical movement substantially similar to that of such index and would have resulted in a rate substantially similar to the rate of such index at the time such index becomes available.
c. If any of the Outstanding Principal Amount or any interest or other amount payable pursuant to this Note is not paid by the eleventh (11th) day after the date it becomes due, whether pursuant to any Demand or otherwise, a late charge of 6% thereof.
d. Each cost and expense (including, but not limited to, the reasonable fees and disbursements of counsel, whether retained for advice, litigation or any other purpose) incurred by Lender in endeavoring to (i) collect any of the Outstanding Principal Amount or any interest or other amount payable pursuant to this Note, (ii) preserve or exercise any right or remedy of Lender pursuant to this Note or (iii) preserve or exercise any right or remedy of Lender to enforce or realize upon any Collateral.
Borrower shall have the option before any Demand of paying the Outstanding Principal Amount to Lender in full or part at any time and from time to time without premium or penalty, except as later provided.

Borrower shall not at any time permit, and Lender shall not at any time be obligated to permit, the Outstanding Principal Amount to exceed the Limiting Principal Amount.
3. LOAN REQUESTS; APPLICABLE INTEREST RATE; RATE SELECTION(S); RATE CONVERSION(S).
a. Loan Requests.
     (i) On not less than one (1) nor more than five (5) Business Days’ notice, Borrower may from time to time deliver to Lender a Loan Request, each Loan Request for a LIBOR Loan to be in a minimum amount of One Hundred Thousand Dollars ($100,000.00) and integral multiples of One Thousand Dollars ($1,000.00).
     (ii) Each Loan Request shall be irrevocable and shall specify (w) the amount requested as the principal amount of such Loan; (x) the Business Day of Lender on which such Loan is requested to be made; (y) whether the requested Loan is to be a Prime Loan or a LIBOR Loan, (z) if the requested Loan is to be a LIBOR Loan, the applicable Interest Period, and, with respect a Loan for a Letter of Credit such additional information and supporting detail as Lender may request.
     (iii) The decision whether to honor such Loan Request and make such Loan shall be in the sole discretion of Lender. Lender may treat as made by Borrower and rely upon, and Borrower shall be bound by, any Loan Request that Lender in good faith believes to be valid and to have been made in the name or on behalf of Borrower by any agent or representative of Borrower, and Lender shall not incur any liability to Borrower or any other person as a direct or indirect result of honoring such Loan Request and making such Loan.
b. Rate Absent LIBOR Rate Election. Unless, in accordance with this Note, Borrower has selected the LIBOR Rate with respect to a portion of this Note, such portion of this Note shall be deemed to be a Prime Loan, and such Prime Loan shall continue in effect until the earlier of when the LIBOR Rate and Interest Period are available and properly selected, or until this Note is paid in full.
c. Rate Conversion Election. Borrower may elect to (i) convert any portion of a Prime Loan to a LIBOR Loan, (ii) convert a LIBOR Loan to a Prime Loan, or (iii) continue any LIBOR Loan or Prime Loan as a new loan of the same type provided, however, LIBOR Loans may only be converted on the expiration date of the applicable Interest Period. Borrower’s option shall be elected by providing a fully completed Rate Election Notice to Lender by 11:00 a.m. eastern United States at least three (3) Business Days prior to the effective date of the requested rate change. Any such Rate Election Notice electing the LIBOR Rate shall be irrevocable.
d. Restrictions on availability of LIBOR Rate; Implementation of Prime-based Rate; Supplemental Charges.
     (i) If Lender determines (which determination shall be conclusive and binding upon Borrower, absent manifest error) (A) that dollar deposits in an amount approximately equal to advances outstanding hereunder are not generally available at such time in the London interbank market for deposits in dollars, (B) that the rate at which such deposits are being offered will not adequately and fairly reflect the cost to Lender of maintaining a LIBOR Rate on the advances outstanding hereunder due to circumstances affecting the London interbank market generally, (C) that reasonable means do not exist for ascertaining a LIBOR Rate, or (D) that a LIBOR Rate would be in excess of the maximum interest rate which Borrower may by law pay, then, in any such event, Lender shall so notify Borrower and all portions of Loans bearing interest at a LIBOR Rate that are so affected shall, as of the date of such notification with respect to an event described in clause (B) or (D) above, or as of the expiration of the month with respect to an event described in clause (A) or (C) above, bear interest at the Prime Rate until such time as the situations described in this subsection d. (i) are no longer in effect.
     (ii) If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, it becomes unlawful for Lender to make, fund, or maintain any advance at a LIBOR Rate, then (A) Lender shall notify Borrower that Lender is no longer able to maintain the interest rate at a LIBOR Rate, (B) the interest rate for any portion of the Loans for which the interest rate is then the LIBOR Rate plus the LIBOR Margin shall automatically be converted to the Prime Rate, and (C) Borrower shall pay to Lender the amount of Breakage Costs incurred in connection with such conversion. Except as otherwise provided in this Note, the applicable interest rate shall remain at the Prime Rate until such time as the situation described herein is no longer in effect and Borrower elects to convert the Prime Loan to a LIBOR Loan.
     (iii) If, because of the introduction of or any change in, or because of any judicial, administrative, or other governmental interpretation of, any law or regulation, there shall be any increase in the cost to Lender of making, funding, maintaining, or allocating capital to any Loan bearing interest at a LIBOR Rate, including a change in the Reserve Percentage, then Borrower shall, from time to time upon demand by Lender, pay to Lender additional amounts sufficient to compensate Lender for such increased cost.
e. Breakage Costs. If Borrower repays any advance bearing interest at the LIBOR Rate plus the LIBOR Margin prior to the end of the Interest Period, Borrower shall reimburse Lender on demand for the Breakage Costs. Calculation of the Breakage Costs shall be made as though Lender shall have actually funded the relevant Loan through deposits or other funds acquired from third parties for such purpose; provided, however, that Lender may fund any Loan bearing interest at the LIBOR Rate plus the LIBOR Margin in any manner it sees fit and the foregoing assumption shall be utilized only for purposes of calculation of amounts payable under this subsection. Lender will be entitled to the Breakage Costs regardless of whether the prepayment is voluntary or involuntary (including demand or acceleration of this Note upon Borrower’s default).
4. RIGHT TO MODIFY, RESTRICT, SUSPEND OR TERMINATE. The Credit is available subject to Lender’s continuing review and right of modification, restriction, suspension or termination at any time for any reason in the sole discretion of Lender. No modification, restriction, suspension or termination of the Credit shall affect Borrower’s obligation to repay the principal amount of each Loan, Borrower’s obligation to pay interest on the outstanding principal amount of each Loan or any other obligation of Borrower to Lender pursuant to this Note or otherwise.
5. SCHEDULE OF ADVANCES OR LOAN ACCOUNT. There shall be payable as principal pursuant to this Note only so much of the Limiting Principal Amount as shall have been advanced by Lender as a Loan or Loans and is outstanding. Lender shall set forth on its account records (including, but not limited to, any computerized records) annotations evidencing (a) the date and principal amount of each Loan, (b) the date and amount of each payment applied to the Outstanding Principal Amount and (c) the Outstanding Principal Amount after each Loan and each such payment. Each such annotation shall, in the absence of manifest error, be conclusive and binding upon Borrower. No failure by Lender to make and no error by Lender in making any annotation on such attached schedule or any such similar schedule or loan account shall affect Borrower’s obligation to repay the principal amount of each Loan, Borrower’s obligation to pay interest on the outstanding principal amount of each Loan or any other obligation of Borrower to Lender pursuant to this Note or otherwise.
6. PURPOSE OF LOANS. Borrower shall not obtain any Loan for any purpose other than for working capital and issuance of Letters of Credit, the latter not to exceed, in the aggregate, the Letter of Credit Limit.
7. Letter of Credit Fee. Issuance of each Letter of Credit shall require the payment of an issuance fee of 1% of the stated amount thereof, together with such other customary fees as Lender then charges for letters of credit.
8. FINANCIAL INFORMATION. Borrower shall provide, in form, detail and content satisfactory to Lender, the following:
a. Within 120 days after the end of each fiscal year of Minrad International, Inc. (“International”), a copy of its annual report filed under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (10K), which shall reflect consolidated data for International, Borrower and all other subsidiaries of International;
b. Within 45 days after the end of each fiscal quarter of International, a copy of International’s periodic report filed under Section 13 or 15(d) of the Exchange Act filings for such quarter, which shall reflect consolidated data for International, Borrower and all other subsidiaries of International;
c. Upon Lender’s request, a then-current accounts receivable aging report for Borrower and International in reasonable detail; and
d. Such other financial and other information relating to the Collateral, Borrower or to any guarantor of the Credit as Lender may reasonably request from time to time.
Borrower shall pay a late charge of $100 for failure to furnish each described item by the date specified plus an additional late charge of $100 each month thereafter until such item is so provided.

9. AMOUNTS IMMEDIATELY DUE. The Outstanding Principal Amount and all interest and other amounts payable pursuant to this Note and remaining unpaid shall, without any notice, demand, presentment or protest of any kind (each of which is knowingly, voluntarily, intentionally and irrevocably waived by Borrower), automatically become immediately due if Borrower commences or there is commenced against Borrower any bankruptcy or insolvency proceeding.
10. GOVERNING LAW. This Note shall be governed by and construed, interpreted and enforced in accordance with the law of the State of New York and the federal law of the United States without regard to the law of any other jurisdiction.
11. WAIVER OF TRIAL BY JURY AND CLAIMS TO CERTAIN DAMAGES. BORROWER KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES EACH RIGHT BORROWER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO, AND EACH RIGHT TO ASSERT ANY CLAIM FOR DAMAGES (INCLUDING, BUT NOT LIMITED TO, PUNITIVE DAMAGES) IN ADDITION TO ACTUAL DAMAGES IN, ANY ACTION OR OTHER LEGAL PROCEEDING, WHETHER BASED ON ANY CONTRACT OR NEGLIGENT, INTENTIONAL OR OTHER TORT OR OTHERWISE, ARISING OUT OF OR OTHERWISE RELATING TO (a) THE CREDIT, ANY LOAN OR COLLATERAL, THIS NOTE OR ANY OTHER WRITING HERETOFORE OR HEREAFTER EXECUTED IN CONNECTION WITH THE CREDIT OR ANY LOAN OR COLLATERAL, (b) ANY TRANSACTION ARISING OUT OF OR OTHERWISE RELATING TO THE CREDIT, ANY LOAN OR COLLATERAL, THIS NOTE OR ANY SUCH OTHER WRITING OR (c) ANY NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THE CREDIT, ANY LOAN OR COLLATERAL, THIS NOTE OR ANY SUCH OTHER WRITING.

MINRAD INC.
By:	/s/ William H. Burns, Jr.
William H. Burns, Jr.
Chief Executive Officer

SCHEDULE A TO OPTIONAL ADVANCE DEMAND NOTE DATED JUNE 15, 2007
IN AN AMOUNT NOT TO EXCEED $5,000,000.00
IRREVOCABLE INTEREST RATE ELECTION NOTICE

From:	MINRAD, INC

To:	FIRST NIAGARA BANK

Today’s Date:

Effective Date of Rate Election: (not sooner than the next Business Day)

Elected Rate:	☐ 30 day LIBOR

☐ 60 day LIBOR

☐ 90 day LIBOR

☐ Prime Rate

Loan Amount for which this Election is made: *

* Not less than $100,000, if electing a LIBOR Rate

MINRAD INC.
By:

[to be signed by any of William H. Burns, Jr.; Richard Tamulski, Vice President and Treasurer; and William Rolfe, Vice President, Controller and Acting Chief Financial Officer]